Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the Employee Stock Purchase Plan of Veracyte, Inc. of our report dated March 24, 2015, with respect to the consolidated financial statements of Veracyte, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2014, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Redwood City, California

June 24, 2015